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                               EXHIBIT 10.54(a)

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS First Amendment to the Stock Purchase Agreement (the "First Amendment") dated June 5, 2001, is entered into by and among Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), Everest International, L.L.C., a limited liability company organized under the laws of Kansas ("Everest") and Nutrition For Life International, Inc., a Texas corporation ("NFLI"). Each of ANI, Everest and NFLI is sometimes referred to as a "Party" and may be collectively referred to as the "Parties."

                                R E C I T A L S:
                                = = = = = = = =

     A. The Parties have entered into that certain Stock Purchase Agreement dated December 29, 2000 (the "Agreement").

     B. The Parties have agreed to amend certain terms and provisions of the Agreement.

                             Statement of Agreement
                             ----------------------

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and provisions herein contained, and intending to be legally bound hereby, the Parties agree as follows:

     Unless otherwise defined, all capitalized terms used herein shall have the same meanings as are ascribed to such terms in the Agreement, hereinbelow.

1.   The Sale

     1.1 The Sale. Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

     1.2  Purchase Price.

          (a) The aggregate purchase price to be paid by Everest shall be $8,200,000, plus an Earnout Payment based upon NFLI's operations in Japan (the "Purchase Price"). The Purchase Price shall be payable as follows:

               (i) $3,200,000 plus the interest earned on the Escrowed Funds from June 5, 2001 through Closing, minus the amount of Escrowed Funds received by ANI from the escrow account (as described in Section 1.3) shall be paid at the Closing by wire transfer or other immediately available funds to ANI;

               (ii) A promissory note (the "Promissory Note") shall be delivered at the Closing executed by NFLI in the principal amount of $5,000,000, bearing interest at the rate of prime plus one-half of one percent (.5%) per annum with interest only payable at the end of the calendar quarter in which the Closing
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          occurs and thereafter with principal and interest being payable at the end of each succeeding quarter based upon a ten-year amortization, with a maturity date of three (3) years after the Closing Date, substantially in the form provided as Exhibit 1.2(a)(ii), said Promissory Note to be subordinated in payment to the senior secured lender of NFLI (which shall not include the debt associated with acquisition of the Stock of NFLI), secured by all or substantially all of the assets of NFLI and to otherwise be without recourse to any other Person other than NFLI or its successors as assigns; and

               (iii) Any amounts due pursuant to the Earnout Agreement shall be paid within sixty (60) days after each of the four (4) twelve-month periods following the Closing Date as provided in the Earnout Agreement.

          (b) In connection with the purchase and sale of the Shares, a portion of the debt of NFLI to GECC (which is a joint obligation with ANI and other Persons) will be assumed (with GECC's consent) or paid by Everest on the Closing Date; provided, that such debt shall be limited to the sum of (i) term debt of $166,000 and (ii) the revolving line of credit portion of the debt to GECC which is attributable to advances made by GECC in respect of eligible inventory of NFLI, which portion as of the date of this First Amendment is $1,260,000. ANI and NFLI shall not be entitled to increase the principal balance of the NFLI revolving line of credit prior to the Closing.

     1.2 Purchase Price Escrow Agreement. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

     1.3  Purchase Price Escrow Agreement.

          (a) Attached to this Agreement as Exhibit 1.3 is the form of Purchase Price Escrow Agreement among Everest, ANI and an escrow agent (the "Purchase Price Escrow Agreement"), as amended pursuant to the First Amendment, which provides for the deposit by Everest of the aggregate sum of $3,200,000. The amounts deposited by Everest pursuant to this Section
     1.3 shall be referred to as the "Escrowed Funds". Except as otherwise provided in the Purchase Price Escrow Agreement, at the Closing, the Escrowed Funds, together with all accrued interest thereon, shall be delivered to ANI and applied to the cash portion of the Purchase Price payable as provided in Section 1.2 of this Agreement.

2.   CLOSING.

     Section 2 of the Agreement is hereby amended to read in its entirety as follows:

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 11:00 a.m. (Houston time) on June 12, 2001, unless another time or date is agreed to in writing by the Parties (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Jackson Walker L.L.P., 1100 Louisiana, Suite 4200, Houston, Texas 77002, unless another place is agreed to in writing by the Parties hereto.

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3.   REPRESENTATION AND WARRANTIES OF ANI.

     3.1 Financial Statements. Section 3.4 of the Agreement is hereby deleted in its entirety.

     3.2 No Undisclosed Liabilities. Section 3.7 of the Agreement is hereby deleted in its entirety.

4.   COVENANTS OF ANI AND NFLI PRIOR TO CLOSING.

     4.1 Conduct of Business Pending Closing. Section 5.2(g) of the Agreement is amended to read in its entirety as follows:

          (g) Maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Everest. Neither ANI nor NFLI shall, for any reason, increase the amount of the revolving line of credit portion of the debt to GECC which is attributable to working capital of NFLI. All collections received by NFLI from June 1, 2001 to the Closing Date shall be applied as a principal reduction of the revolving line of credit portion of the debt to GECC which is attributable to working capital of NFLI.

     4.2 Final Financial Statements. Section 5.6 of the Agreement is hereby deleted in its entirety.

5.   COVENANTS OF EVEREST PRIOR TO CLOSING.

          A new Section 6.2(d) is hereby added to the Agreement as follows:

          (d) From June 5, 2001, to the Closing Date, Everest shall provide working capital as reasonably required by NFLI in the Ordinary Course of Business.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS TO EVEREST.

          A new Section 7.17 is hereby added to the Agreement as follows:

          7.17 Vitarich Agreement. The Parties, GECC and Vitarich Laboratories, Inc. ("Vitarich") shall have entered into an Agreement acknowledging, confirming and agreeing to the terms and conditions of a $1,000,000 advance under the GECC revolving line of credit agreement pursuant to which such funds were paid directly to Bactolac Pharmaceutical, Inc. ("Bactolac"), credits in the same amount were issued by Bactolac to Vitarich and Vitarich applied such amount against accounts payable owing to it by NFLI.

                                      -3-
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7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NFLI AND ANI.

          A new Section 8.17 is hereby added to the Agreement as follows:

          8.17 Everest's Financing Commitment. At the Closing Everest shall have sufficient funds to pay off the portion of the debt of NFLI to GECC (which is a joint obligation with ANI and other Persons) which sums are solely comprised of (i) term debt of $166,000 and (ii) the revolving line of credit portion of the debt to GECC which is attributable to advances made by GECC in respect of working capital of NFLI, which portion as of the date of this Agreement is $1,260,000.

8.   LIABILITIES IN EVENT OF TERMINATION.

     8.1 The first sentence of Section 10.2(a) is hereby amended in its entirety as follows:

          10.2  Liabilities  in Event of Termination.

                (a) Except as hereinafter provided, if this Agreement is terminated for any reason or if the Closing shall not have occurred on or before June 12, 2001 through no fault of ANI or NFLI, Everest shall pay a termination fee to ANI in the amount of all Escrowed Funds together with all interest thereon held by the Escrow Agent (the "Termination Fee").

     8.2 Section 10.2(a)(ii) and Section 10.2(a)(iii) are hereby amended in their entirety as follows:

                     (ii) The conditions of Closing set forth in Sections 7.13, 7.14, 7.16 and 7.17 shall not have been satisfied on or prior to the Closing Date, unless such condition was not satisfied due to unreasonable acts or inaction by Everest; or

                     (iii) The Closing shall not have occurred on or before June 12, 2001, through no fault of Everest.

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9.   GENERAL PROVISIONS.

     9.1 Extent of Amendments. Except as otherwise expressly provided herein, the Agreement, and the other instruments and agreements referred to therein are not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect.

     9.2 References. On and after the date on which this First Amendment becomes effective, the terms, "Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this First Amendment.

     9.3 Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


ADVANCED NUTRACEUTICALS, INC.


By:
   -------------------------------------
Name:  Jeffrey G. McGonegal
Title: Senior Vice President of Finance

NUTRITION FOR LIFE INTERNATIONAL, INC.           EVEREST INTERNATIONAL, L.L.C.


By:                                              By:
   -------------------------------------            ----------------------------
Name:  John R. Brown, Jr.                        Name:  Robert Hamlin
Title: Vice President                            Title: Executive Vice President

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